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                                                                 EXHIBIT 4(f)



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APPLICATION FOR AN INDIVIDUAL REGISTERED DEFERRED INDEX ANNUITY
Mail to:  Keyport Life Insurance Company, 125 High Street, Boston, MA 02110-2712
1.  PRIMARY OWNER
First Middle Last
Street Address
City State Zip
Date of Birth
M F Trustee
SS#
TIN#
Exempt
Citizenship vs. Resident Alien Country, Non Resident Alien Country
Phone
2.  ANNUITANT (If different from Owner)
First Middle Last
Street Address
City State Zip
Date of Birth
M F
Citizenship vs. Resident Alien Country, Non Resident Alien Country
SS#
Phone Relationship to Primary Owner
3.  JOINT OWNER (OPTIONAL)
First Middle Last
Street Address
City State Zip
Date of Birth
M F
SS#
Phone Relationship to Primary Owner
4.  BENEFICIARY
Primary: Name(s) Relationship to Owner Percentage
Street Address
City State Zip
Contingent: Name(s) Relationship to Owner Percentage
Street Address
City State Zip
5.  TYPE OF PLAN
Non-Qualified  IRA  401(a)  Other
Custodial IRA  403(b)  SEP IRA  Keogh
Complete if Applicable. This money comes as a:
Trustee Transfer  Direct Rollover  Rollover
From a:
IRA  SEP IRA  Keogh  401(a)  TSA
If Ira: Regular Amount for (year)$



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Amount for (year) $
Rollover Amount $
Trustee to Trustee Transfer Amount $
6. INITIAL PREMIUM PAYMENT
  $
Minimum $5,000 per contract, $1,000 per index sub-account; make check payable to Keyport Life Insurance Company.
    Check is attached       Funds will be sent later
7.  ALLOCATION
Allocation cannot be less than $1,000 per index sub-account.
Indexed sub-account options
$                 /
$                 /
$                 /
$                 /
$                 /
Interest sub-account option
(required with DCA)
$
Total premiums for all contract
$
8.  DOLLAR COST AVERAGING "DCA" (OPTIONAL)
Duration for all transfers:
    until interest account is depleted  -or-    for      months
Allocate $            to      year index sub-account
Allocate $            to      year index sub-account
Allocate $            to      year index sub-account
9.  REPLACEMENT
Will the annuity applied for replace any existing annuity or insurance policy? Yes No
If yes, provide insurance company name and policy number and attach transfer or exchange form.
l0.  SPECIAL REQUESTS
11.  CORRECTIONS
COMPANY CORRECTIONS OR ADDITIONS, IF ANY
12.  AGREEMENT
It is agreed that: (a) all statements and answers given above are true and complete to the best of my knowledge and belief; (b) this application shall become part of the annuity certificate(s) issued by the Company; and (c) except in Kentucky and West Virginia, my acceptance of the certificate(s) applied for will constitute approval by me of any corrections or additions made in item #10 above. However, I must agree in writing to any changes in: amounts; ages; plan of annuity; and benefits. Receipt of a current annuity prospectus is hereby acknowledged.
Date City State (REQUIRED)
Signature of Owner (REQUIRED)
Signature of Joint Owner


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Signature of Annuitant
FLORIDA Notice to Applicants: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.
PENNSYLVANIA Notice to Applicants: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.
13.  AGENT'S REPORT
Do you have any reason to believe that the annuity applied for may replace an existing annuity or insurance policy?
Yes No
If yes, list carrier, policy number, whether Section 1035 exchange, and attach State Replacement Form if applicable
Agent's Legal Name (PRINTED)
Business Address
Agent's Bus. Phone
Agent's Social Security No. (Agent's Lic.# in FL)
Agency Name
Signature of Agent

AP/DIA/IND - 1996